Exhibit 99.1

News Release
Media contacts:
Bethany White, Comm. Specialist 740.349.3754
John Kozak, Chief Financial Officer, 740.349.3792

January 16, 2007	For Immediate Release
Park National Corporation announces 2006 earnings
and dividend for first quarter 2007
NEWARK, Ohio — Park National Corporation (Park) (AMEX:PRK) today reported a modest increase in net income for 2006, earning $95.347 million, an increase of 0.1 percent over 2005’s net income of $95.238 million. Diluted earnings per share for 2006 increased 2.9 percent from $6.64 in 2005 to $6.83 for 2006. Park also announced the declaration of a regular cash dividend of $.93 per share, payable on March 9, 2007 to shareholders of record on February 21, 2007.
For the fourth quarter of 2006, Park reported net income of $23.849 million, or $1.72 in diluted earnings per share, compared to the same period’s net income in 2005 of $22.831 million, or $1.61 in diluted earnings per share. The fourth quarter posted an increase of 4.5 percent in net income and 6.8 percent in diluted earnings per share.
On or about January 11, 2007, a prospectus of Park/proxy statement of Vision Bancshares, Inc. (“Vision”) was mailed to the shareholders of Vision in connection with the special meeting of shareholders to be held on February 20, 2007. At the special meeting, the Vision shareholders will vote upon the approval of the agreement and plan of merger (the “Merger Agreement”) providing for the merger of Vision into Park. The signing of the Merger Agreement had been jointly announced by Park and Vision on September 14, 2006. The merger transaction is subject to the satisfaction of customary closing conditions in the Merger Agreement and the approval of appropriate regulatory authorities and of the shareholders of Vision. Park has filed all necessary regulatory applications and anticipates the transaction will close on or about March 9, 2007, assuming all required approvals have been received and conditions to closing satisfied.
Vision was established in 2000 and has two community bank affiliates, both named Vision Bank. One is headquartered in Gulf Shores, Alabama and the other in Panama City, Florida. These banks operate 15 full-service offices. They will become subsidiaries of Park and retain their name, local leadership and boards of directors. Vision’s 185 associates provide full-service community banking and specialize in commercial banking. As of September 30, 2006, Vision had $697 million in assets, $559 million in loans, and $595 million in deposits.
Under the terms of the Merger Agreement, the shareholders of Vision are entitled to elect to receive, in exchange for their shares of Vision common stock, either (a) cash, (b) Park common shares, or (c) a combination of cash and Park common shares, subject to the election and allocation procedures set forth in the Merger Agreement. Park will cause the requests of the Vision shareholders to be allocated on a pro-rata basis so that 50% of the shares of Vision common stock outstanding at the effective time of the merger will be exchanged for cash at the rate of $25.00 per share of Vision common stock and the other 50% of the outstanding shares of Vision common stock will be exchanged for Park common shares at the exchange rate of 0.2475 Park common shares for
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

News Release
each share of Vision common stock. This allocation is subject to adjustment for cash paid in lieu of fractional Park common shares in accordance with the terms of the Merger Agreement.
As of January 8, 2007, 6,114,518 shares of Vision common stock were outstanding and 828,834 shares of Vision common stock were subject to outstanding stock options with a weighted average exercise price of $8.21 per share. Each outstanding stock option (that is not exercised prior to the election deadline specified in the Merger Agreement) granted under one of Vision’s equity-based compensation plans will be cancelled and extinguished and converted into the right to receive an amount of cash equal to (1) (a) $25.00 multiplied by (b) the number of shares of Vision common stock subject to the unexercised portion of the stock option minus (2) the aggregate exercise price for the shares of Vision common stock subject to the unexercised portion of the stock option.
Headquartered in Newark, Ohio, Park holds $5.47 billion in assets (based on asset totals as of December 31, 2006). Park and its subisidiaries consist of 12 community banking divisions and two specialty finance companies, all based in Ohio. Park operates 138 offices across 29 Ohio counties and one Kentucky county through the following organizations: The Park National Bank, The Park National Bank of Southwest Ohio & Northern Kentucky Division, Fairfield National Division, The Richland Trust Company, Century National Bank, The First-Knox National Bank of Mount Vernon, Farmers and Savings Division, United Bank, N.A., Second National Bank, The Security National Bank and Trust Co., Unity National Division, The Citizens National Bank of Urbana, Scope Leasing, Inc., and Guardian Financial Services Company.
Safe Harbor Statement
Except for the historical and present factual information contained in this press release, the matters discussed in this press release, including statements as to the expected benefits of the merger transaction such as efficiencies, market profile, product offerings and financial strength, and the competitive ability and position of the combined organizations, and other statements identified by words such as “will,” “anticipates,” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those set forth in the forward-looking statements, including the following: the ability to obtain regulatory approvals and Vision shareholder approval of the Merger Agreement on the proposed terms and schedule; the possibility that costs or difficulties related to the integration of the businesses of Vision and Park will be greater than expected or that the cost savings and any revenue synergies of the combined organizations following the merger transaction may be lower or take longer to realize than expected; disruptions from the merger transaction may make it more difficult to maintain relationships with customers, employees or suppliers; the impact of competition; changes in economic conditions in the respective market areas served by Park and its subsidiaries and Vision and its subsidiaries; changes in banking regulations or other regulatory or legislative requirements affecting the respective businesses of Park and its subsidiaries and Vision and its subsidiaries; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; fluctuations in interest rates; demand for loans in the respective market areas served by Park and its subsidiaries and Vision and its subsidiaries; and other risk factors relating to our industry as detailed from time to time in each of Park’s and Vision’s reports filed with the Securities and Exchange Commission (the “SEC”). Park wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date on which they are made. Park does not undertake, and specifically disclaims any obligation, to publicly release the result of any revisions that may be made to update any forward-looking statement to reflect events or circumstances after the date on which the forward-looking statement is made, or reflect the occurrence of unanticipated events except as required by applicable law. All subsequent written and oral forward-looking statements attributable to Park or any person acting on Park’s behalf are qualified by these cautionary statements. Further information on other factors which could affect the financial results of Park after the merger transaction are included in Park’s filings with the SEC. These documents are available free of charge through the website maintained by the SEC at http://www.sec.gov and/or from Park.
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

News Release
Additional Information And Where To Find It
Park has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 and a prospectus of Park/proxy statement of Vision that was mailed to the shareholders of Vision on or about January 11, 2007, in connection with the merger transaction contemplated by the Merger Agreement. Investors and shareholders of Vision are urged to read the prospectus/proxy statement because it contains important information about Park, Vision and the merger transaction. Investors and shareholders of Vision can obtain a copy of the prospectus/proxy statement, as well as other filings containing information about Park and Vision, free of charge, through the website maintained by the SEC at http://www.sec.gov. Copies of the prospectus/proxy statement, and the filings with the SEC that will be incorporated by reference in the prospectus/proxy statement, can also be obtained, free of charge, by directing a request to Park National Corporation, 50 North Third Street, P.O. Box 3500, Newark, Ohio 43058-3500, Attn: John W. Kozak, Chief Financial Officer (740.349.3792), or to Vision Bancshares, Inc., 2200 Stanford Road, Panama City, Florida 32405, Attn: William E. Blackmon, Chief Financial Officer, (251.968.1001).
Park and Vision and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of Vision in respect of the proposed merger transaction. Information about the directors and executive officers of Park is set forth in the proxy statement for Park’s 2006 annual meeting of shareholders, as filed with the SEC on March 10, 2006. Information about directors and executive officers of Vision and their ownership of Vision common stock is set forth in the proxy statement for Vision’s 2006 annual meeting of shareholders, as filed with the SEC on April 6, 2006. Other information regarding the potential participants in the proxy solicitation and their interests in the solicitation, is set forth in the registration statement on Form S-4 and in the prospectus of Park/proxy statement of Vision filed with the SEC.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification of the securities under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.
Financial Tables are below...
Park National Corporation
50 N. Third Street, Newark, Ohio 43055
www.parknationalcorp.com

PARK NATIONAL CORPORATION
FINANCIAL HIGHLIGHTS
(Dollars in thousands, except per share data)
DECEMBER 31, 2006

INCOME STATEMENT	THREE MONTHS ENDED			TWELVE MONTHS ENDED
	DECEMBER 31,			DECEMBER 31,
			PERCENT			PERCENT
	2006	2005	CHANGE	2006	2005	CHANGE
NET INTEREST INCOME	$54,374	$55,156	-1.42%	$215,177	$220,564	-2.44%

PROVISION FOR LOAN LOSSES	1,525	1,400	8.93%	3,927	5,407	-27.37%

OTHER INCOME	16,590	14,889	11.42%	64,665	59,609	8.48%

GAIN (LOSS) ON SALE OF SECURITIES	0	0		97	96

OTHER EXPENSE	35,645	36,358	-1.96%	141,002	139,438	1.12%

INCOME BEFORE TAXES	33,794	32,287	4.67%	135,010	135,424	-0.31%

NET INCOME	23,849	22,831	4.46%	95,347	95,238	0.11%

NET INCOME PER SHARE-BASIC	1.72	1.62	6.17%	6.85	6.68	2.54%

NET INCOME PER SHARE-DILUTED	1.72	1.61	6.83%	6.83	6.64	2.86%

CASH DIVIDENDS PER SHARE	0.93	0.92	1.09%	3.69	3.62	1.93%

RATIOS AND OTHER INFORMATION
RETURN ON AVERAGE ASSETS	1.76%	1.66%		1.77%	1.71%

RETURN ON AVERAGE EQUITY	16.81%	16.33%		17.49%	17.03%

YIELD ON EARNING ASSETS	7.01%	6.41%		6.80%	6.17%

COST OF PAYING LIABILITIES	3.20%	2.46%		2.97%	2.19%

NET INTEREST MARGIN	4.38%	4.39%		4.37%	4.34%

EFFICIENCY RATIO	49.88%	51.48%		50.00%	49.32%

NET LOAN CHARGE-OFFS	$1,522	$2,073		$3,920	$5,890

NET CHARGE-OFFS AS A PERCENT OF LOANS	0.18%	0.25%		0.12%	0.18%

BALANCE SHEET
AT DECEMBER 31,			PERCENT
	2006	2005	CHANGE
INVESTMENTS	$1,513,498	$1,663,342	-9.01%

LOANS	3,480,702	3,328,112	4.58%

LOAN LOSS RESERVE	70,500	69,694	1.16%

GOODWILL AND OTHER INTANGIBLES	78,003	69,188	12.74%

TOTAL ASSETS	5,472,809	5,436,048	0.68%

DEPOSITS	3,825,534	3,757,757	1.80%

BORROWINGS	979,913	1,028,858	-4.76%

EQUITY	571,695	558,430	2.38%

BOOK VALUE PER SHARE	41.07	39.63	3.63%

NONPERFORMING LOANS	25,117	22,363	12.31%

NONPERFORMING ASSETS	28,468	24,731	15.11%

PAST DUE 90 DAY LOANS	7,832	7,661	2.23%

RATIOS
LOANS/ASSETS	63.60%	61.22%

NONPERFORMING LOANS/LOANS	0.73%	0.67%

PAST DUE 90 DAY LOANS/LOANS	0.23%	0.23%

LOAN LOSS RESERVE/LOANS	2.03%	2.09%

EQUITY/ASSETS	10.45%	10.27%

PARK NATIONAL CORPORATION
Consolidated Balance Sheets
(dollars in thousands, except share data)

	December 31,
	2006	2005
Assets

Cash and due from banks	$177,990	$169,690

Money market instruments	8,266	4,283

Interest bearing deposits	1	300

Investment securities	1,513,498	1,663,342

Loans (net of unearned interest)	3,480,702	3,328,112

Allowance for possible loan losses	70,500	69,694

Loans, net	3,410,202	3,258,418

Bank premises and equipment, net	47,554	47,172

Other assets	315,298	292,843

Total assets	$5,472,809	$5,436,048

Liabilities and Stockholders’ Equity
Deposits:
Noninterest bearing	$664,962	$667,328

Interest bearing	3,160,572	3,090,429

Total deposits	3,825,534	3,757,757

Borrowings	979,913	1,028,858

Other liabilities	95,667	91,003

Total liabilities	4,901,114	4,877,618

Stockholders’ Equity:
Common stock (No par value; 20,000,000 shares authorized in 2006 and 2005; 15,358,323 shares issued in 2006 and 15,271,574 in 2005)	217,067	208,365

Accumulated other comprehensive income (loss), net of taxes	(22,820)	(10,143)

Retained earnings	520,819	476,889

Treasury stock (1,436,794 shares in 2006 and 1,178,948 shares in 2005)	(143,371)	(116,681)

Total stockholders’ equity	571,695	558,430

Total liabilities and stockholders’ equity	$5,472,809	$5,436,048

Park National Corporation
Consolidated Statements of Income
(dollars in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Interest income:
Interest and fees on loans	$68,065	$59,759	$257,056	$223,868

Interest on:
Obligations of U.S. Government, its agencies and other securities	18,268	19,886	75,300	85,664

Obligations of states and political subdivisions	852	1,037	3,667	4,486

Other interest income	123	122	469	441

Total interest income	87,308	80,804	336,492	314,459

Interest expense:
Interest on deposits:
Demand and savings deposits	7,225	4,490	25,870	15,091

Time deposits	15,774	11,502	56,402	41,808

Interest on borrowings	9,935	9,656	39,043	36,996

Total interest expense	32,934	25,648	121,315	93,895

Net interest income	54,374	55,156	215,177	220,564

Provision for loan losses	1,525	1,400	3,927	5,407

Net interest income after provision for loan losses	52,849	53,756	211,250	215,157

Other income	16,590	14,889	64,665	59,609

Gain (loss) on sale of securities	—	—	97	96

Other expense:
Salaries and employee benefits	20,393	19,134	80,227	78,498

Occupancy expense	2,347	2,097	9,066	8,641

Furniture and equipment expense	1,202	1,287	5,166	5,278

Other expense	11,703	13,840	46,543	47,021

Total other expense	35,645	36,358	141,002	139,438

Income before federal income taxes	33,794	32,287	135,010	135,424

Federal income taxes	9,945	9,456	39,663	40,186

Net income	$23,849	$22,831	$95,347	$95,238

Per Share:

Net income — basic	$1.72	$1.62	$6.85	$6.68

Net income — diluted	$1.72	$1.61	$6.83	$6.64

Weighted average shares — basic	13,845,071	14,134,058	13,929,090	14,258,519

Weighted average shares — diluted	13,872,586	14,199,455	13,966,836	14,348,243

PARK NATIONAL CORPORATION
Consolidated Average Balance Sheets
(dollars in thousands)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2006	2005	2006	2005
Assets

Cash and due from banks	$139,743	$148,566	$142,794	$148,303

Money market instruments	10,445	12,713	8,639	11,272

Interest bearing deposits	1	305	84	986

Investment securities	1,526,529	1,694,688	1,578,243	1,853,524

Loans (net of unearned interest)	3,411,449	3,312,164	3,357,278	3,278,092

Allowance for possible loan losses	70,188	71,050	70,386	71,052

Loans, net	3,341,261	3,241,114	3,286,892	3,207,040

Bank premises and equipment, net	46,704	47,331	46,894	46,418

Other assets	318,420	302,330	317,082	290,545

Total assets	$5,383,103	$5,447,047	$5,380,628	$5,558,088

Liabilities and Stockholders’ Equity

Deposits:
Noninterest bearing	$651,753	$665,426	$662,077	$643,032

Interest bearing	3,162,943	3,135,084	3,162,867	3,187,033

Total deposits	3,814,696	3,800,510	3,824,944	3,830,065

Borrowings	924,479	1,009,117	927,789	1,091,730

Other liabilities	81,120	82,760	82,818	77,082

Total liabilities	4,820,295	4,892,387	4,835,551	4,998,877

Stockholders’ Equity:
Common stock	209,721	208,367	208,733	208,349

Accumulated other comprehensive income (loss), net of taxes	(14,798)	(10,310)	(21,085)	1,309

Retained earnings	511,597	468,847	491,726	448,354

Treasury stock	(143,712)	(112,244)	(134,297)	(98,801)

Total stockholders’ equity	562,808	554,660	545,077	559,211

Total liabilities and stockholders’ equity	$5,383,103	$5,447,047	$5,380,628	$5,558,088